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Richardson Electronics, Ltd. and Subsidiaries
Schedule XIII - Other Investments
May 31, 1994

                   COL. A                        COL. B         COL. C           COL. D             COL. E
 -------------------------------------------- ------------- ---------------- ---------------- --------------
                                               Number of                                         Amount at
                                               Shares or                      Market Value      Which Each
                                             Units-Principal                  of Each Issue      Issue is
                                               Amount of                       at Balance       Carried on
                                                 Bonds       Cost of Each         Sheet         the Balance
   NAME OF ISSUER AND TITLE OF EACH ISSUE      and Notes         Issue            Date             Sheet <F1>
 -------------------------------------------- ------------- ---------------- ---------------- --------------
NON - CURRENT INVESTMENTS AVAILABLE FOR SALE

Corporate Notes: <F2>
     IBM Credit Corp., 6.33%, due 4/95             500,000          500,000          502,795          502,795
     Merrill Lynch & Co., 9.25%, due 11/94         650,000          696,234          660,861          660,861
     J P Morgan & Co., 8.875%, due 8/94          1,000,000        1,067,020        1,005,650        1,005,650
     Assoc. Corp. of North America, 8.8%, due      350,000          373,457          356,202          356,202
     Assoc. Corp. of North America, 9.0%, due      500,000          534,910          519,960          519,960
     Boeing Co., 8.375%, due 3/96                  500,000          534,945          515,625          515,625
     E I DuPont, 8.65%, due 12/97                  500,000          539,545          528,265          528,265
     IBM Credit Corp., 6.125%, due 11/94           500,000          507,095          501,045          501,045
     ITT Corp., 8.375%, due 3/96                   400,000          420,000          411,044          411,044
     Mobil Corp., 8.625%, due 7/94                 500,000          532,200          501,485          501,485
     Baxter International, 9.25%, due 9/96         400,000          432,740          420,944          420,944
     Procter & Gamble Co., 7.1%, due 9/94          200,000          205,552          200,844          200,844
     Coca Cola Co., 7.75%, due 2/96              1,000,000        1,066,570        1,025,690        1,025,690
     Kellogg Co., 5.9%, due 7/97                 1,000,000          995,030          979,960          979,960
     Pepsico Inc., 7.875%, due 8/96              1,000,000        1,062,690        1,027,440        1,027,440
     Plus Accrued Interest                                          207,078          207,078          207,078
                                                              --------------   --------------     ------------
                                                                  9,675,066        9,364,888        9,364,888

Mortgage Bonds:
     Old Dominion Electric, 7.27%, due 12/97       500,000          500,000          504,105          504,105
     Plus Accrued Interest                                           18,074           18,074           18,074
                                                              --------------   --------------     ------------
                                                                    518,074          522,179          522,179

Common Stock:
     Anthem Electronics, Inc.                        2,000          $64,200          $53,250          $53,250
     Astro Medical Inc.                             20,000          220,000          185,000          185,000
     Authentic Fitness Corp.                        14,600          214,480          213,525          213,525
     Baker Michael Corp.                            10,000           90,000           68,750           68,750
     Beckman Instruments, Inc.                       5,000          130,377          121,875          121,875
     Beverly Enterprises                            10,000          134,750          137,500          137,500
     Corrpro Companies, Inc.                        12,600          201,600          215,775          215,775
     D H Technology                                 10,000          153,038          210,000          210,000
     Grossman's Inc.                                40,000          175,320          145,000          145,000
     Haagen Alexander Properties                    20,000          360,000          365,000          365,000
     Hillhaven Corp. Nev.                            5,000          109,250           95,000           95,000
     International Business Machines                 5,000          292,260          318,125          318,125
     International Game Tech.                        3,000           75,000           65,625           65,625
     Littlefuse, Inc.                                5,000          125,500          110,000          110,000
     Litton Industries                               5,000          165,710          156,875          156,875
     Marietta Corp.                                 17,000          134,307          146,625          146,625
     Mid-America Realty                             25,000          270,310          243,750          243,750
     Mid-Atlantic Realty                            20,000          194,350          185,000          185,000
     Myers Industries                               14,000          286,268          287,000          287,000
     National Medical Enterprises                    5,000           88,800           83,750           83,750
     Petsmart Inc.                                   8,500          251,675          250,750          250,750
     Philadelphia Consolidated Holding Corp.         2,000           25,625           20,000           20,000
     Quixote Corp.                                   7,000          118,741          141,750          141,750
     Rural Metro Corp.                              10,000          145,000          140,000          140,000
     Shared Medical Systems                          5,000          130,300          116,250          116,250
     Sizeler Property                               32,500          422,113          410,312          410,312
     Southernwestern Properties                     20,000          267,150          255,000          255,000
     Sun Healthcare Group Inc.                      10,000          197,500          197,500          197,500
     Thermedics                                     10,000          133,581          146,250          146,250
     Thermo Cardio Systems                          16,800          158,155          352,800          352,800
     Thermolase Inc.                                20,000          100,000          100,000          100,000
        Stockrights                                 20,000          100,000          100,000          100,000
     UJB Financial Corp.                             2,500           74,625           70,937           70,937
     Warnaco Group Inc.                             11,500          388,413          380,937          380,937
                                                              --------------   --------------     ------------
                                                                  5,998,398        6,089,911        6,089,911


High Yield Bonds:
     Vis Capital Corp., 12.375%, due 7/1/98        243,000         $267,375         $223,560         $223,560
     Rule Industries, 12.50%, due 6/1/97           438,000          348,270          385,440          385,440
     Bally Park Place, 11.875%, due 8/15/99        200,000          200,000          211,250          211,250
     Other High Yield Bonds                        100,000          100,000          100,000          100,000
     Plus Accrued Interest                                           47,669           47,669           47,669
                                                              --------------   --------------     ------------
                                                                    963,314          967,919          967,919

Convertible Bonds:
     TPI Enterprises, 8.25%, due 7/02              120,000          120,000          147,600          147,600
     Novacare Inc., 5.5%, due 1/00                 500,000          500,000          461,250          461,250
     Meditrust, 7%, due 3/98                       250,000          250,000          265,000          265,000
     National Health Investors (P), 7.375%, d      250,000          250,000          255,000          255,000
     Sterling Software, 5.75%, due 2/03            100,000           96,500          115,830          115,830
     Beverly Enterprises, 7.625%, due 3/03         100,000          100,500          100,000          100,000
     Sterling Software, 5.75%, due 2/03            200,000          196,000          235,170          235,170
     Mediplex Group Inc., 6.5%, due 8/03           200,000          200,000          224,000          224,000
     Centerpoint Property, 8.22%, due 1/04         200,000          200,000          223,000          223,000
     Plus Accrued Interest                                           39,745           39,745           39,745
                                                              --------------   --------------     ------------
                                                                  1,952,745        2,066,595        2,066,595

Miscellaneous
     Money market funds and other cash equivalents               $1,825,334       $1,825,334       $1,825,334
                                                              --------------   --------------     ------------

                                                                 20,932,931       20,836,826       20,836,826

     Reclass to short-term investments <F3>                      (3,000,000)      (3,000,000)      (3,000,000)

                                                              --------------   --------------     ------------
                                                                $17,932,931      $17,836,826      $17,836,826
                                                              ==============   ==============     ============


<F1> Carrying value is market value at May 31, 1994.  It is management's current intention to use the non-current investments to meet future business needs of the Company.  As such, these investments are considered
     "available for sale" under the Financial Accounting Standards Board 115.

<F2> Selected corporate notes have first call options by the issuer ranging from one to four years.

<F3> Amount represents investments reclassified at May 31, 1994, primarily to provide for a semi-annual interest payment due June 15, 1994.
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